EXHIBIT 31.01
Certification of Principal Executive Officer pursuant to Rule 13a-14(a)/15d-14(a) as adopted pursuant to §302 of the Sarbanes-Oxley Act of 2002

I, Russell A. Colombo, certify that:

1.    I have reviewed this annual report on Form 10-K/A of Bank of Marin Bancorp (the Registrant); and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

May 17, 2021	/s/ Russell A. Colombo
Date	Russell A. Colombo
President &
Chief Executive Officer